Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-285604 on Form F-3 and Nos. 333-253062, 333-257239, 333-272947 and 333-287272 on Form S-8 of our reports dated March 31, 2026, with respect to the consolidated financial statements of Nanobiotix S.A. and the effectiveness of internal control over financial reporting.

Paris La Défense, France
March 31, 2026

KPMG S.A.

s/ Cédric Adens s/ Vaea Prior
Partner Partner